Exhibit 99.1
                                                                    ------------

                      HERLEY ANNOUNCES 2ND QUARTER RESULTS

          Herley 2nd Quarter Revenues Increased 17.6% To $29.4 Million

           Quarterly Operating Income Increased 16.3% To $5.2 Million

              2nd Quarter Net Income Increased 7.9% To $3.5 million

      Diluted Earnings Per Share For The 2nd Quarter Increased 9.1% to $.24

Lancaster, PA March 15, 2004 - Herley Industries, Inc. (Nasdaq: HRLY) reported today financial results for the second quarter and first half of fiscal year 2004. Select financial results for the second quarter are as follows:

- Revenues for the second quarter increased 17.6%, from $25.0 million to $29.4 million.
- Revenues for the first half of fiscal 2004 increased 10.3%, growing from $52.3 million to $57.7 million
-    Second quarter operating income increased 16.3% to $5.2 million.
- Operating income for the first half of fiscal year 2004 increased 19.2%, from $9.2 million to $11.0 million.
-    Net income in the second quarter increased 7.9% to $3.5 million.
- For the first half of fiscal 2004 net income increased 12.8%, from $6.6 million to $7.5 million.
- Second quarter diluted earnings per share increased 9.1% to $0.24; and increased 16.3% to $0.50 per share for the first half of the fiscal year.

John M. Kelley, President, stated, "We feel very good about Herley's near-term and long-term prospects. This belief is based, in part, on the strength of the programs with Herley content and the increasing level of new business opportunities. Our Defense and Aerospace business remained strong during the second quarter with Defense and Aerospace revenues growing 19.6%, compared to the same period last year. A variety of programs contributed to this revenue growth, including F-16, F-18, AMRAAM and THAAD."

Kelley continued, "Second quarter bookings hit historic levels producing a book-to-bill ratio of 1.4 to 1. For the first half of fiscal 2004, Herley's book-to-bill radio was 1.2 to 1. Our strong booking activity is expected to continue through the year. We are also continuing our efforts to acquire companies that will extend our product line, assist in Herley's expansion into complementary military markets, and secure new positions on desired programs."

Herley Industries, Inc. is a leader in the design, development and manufacture of microwave technology solutions for the defense, aerospace and medical industries worldwide. Based in Lancaster, PA, Herley has five locations and approximately 700 employees worldwide. Additional information about the company can be found on the Internet at www.herley.com.


                                           HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                             (In thousands except per share data)

                                                                                 Twenty-six    Twenty-seven
                                                       Thirteen weeks ended      weeks ended   weeks ended
                                                       --------------------      -----------   -----------
                                                     February 1,   February 2,   February 1,   February 2,
                                                       2004          2003          2004          2003
                                                   -------------- ------------ ------------- --------------
Net sales                                         $       29,408 $     25,015 $      57,675 $       52,305
                                                   -------------- ------------ ------------- --------------

Cost and expenses:
 Cost of products sold                                    19,045       16,342        36,670         34,441
 Selling and administrative expenses                       5,198        4,232         9,978          8,617
                                                          24,243       20,574        46,648         43,058
                                                   -------------- ------------ ------------- --------------

 Operating Income                                          5,165        4,441        11,027          9,247
                                                   -------------- ------------ ------------- --------------

Other income (expense), net:
 Investment income                                           187          296           363            664
 Interest expense                                           (82)         (82)         (169)          (177)
 Foreign exchange (loss)                                    (70)        -             (243)         -
                                                   -------------- ------------ ------------- --------------
                                                              35          214          (49)            487
                                                   -------------- ------------ ------------- --------------

 Income before income taxes                                5,200        4,655        10,978          9,734
Provision for income taxes                                 1,654        1,368         3,491          3,095
                                                   -------------- ------------ ------------- --------------

 Net income                                       $        3,546 $      3,287 $       7,487 $        6,639
                                                   -------------- ------------ ------------- --------------

Earnings per common share - Basic                 $          .25 $        .23 $         .53 $          .45
                                                   ============== ============ ============= ==============

 Basic weighted average shares                            14,073       14,464        14,043         14,665
                                                   ============== ============ ============= ==============

Earnings per common share - Diluted               $          .24 $        .22 $         .50 $          .43
                                                   ============== ============ ============= ==============

 Diluted weighted average shares                          14,880       15,124        14,826         15,411
                                                   ============== ============ ============= ==============

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

                    HERLEY INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands except share data)

                                                                   February 1,   August 3,
                                                                     2004          2003
                                                                   -----------   ---------
                                                                   (Unaudited)
                             ASSETS

Current Assets:
 Cash and cash equivalents .......................................   $  78,998   $  81,523
 Accounts receivable .............................................      17,709      16,525
 Costs incurred and income recognized in excess
    of billings on uncompleted contracts .........................      15,479       6,960
 Other receivables ...............................................       1,166         827
 Inventories, net of allowance of $2,789 in fiscal 2004
   and $2,739 in fiscal 2003 .....................................      40,008      37,545
 Deferred taxes and other ........................................       3,384       3,207
                                                                     ---------   ---------
                                   Total Current Assets ..........     156,744     146,587
Property, Plant and Equipment, net ...............................      23,742      22,406
Goodwill .........................................................      26,448      25,729
Intangibles, net of accumulated amortization of $541 in fiscal
 2004 and $403 in fiscal 2003 ....................................       1,589       1,542
Available-For-Sale Securities ....................................          75          75
Other Investments ................................................         129         162
Other Assets .....................................................         945       1,063
                                                                     ---------   ---------
                                                                     $ 209,672   $ 197,564
                                                                     =========   =========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Current portion of long-term debt ...............................   $     801   $     686
 Accounts payable and accrued expenses ...........................      14,600      14,026
 Billings in excess of costs incurred and
     income recognized on uncompleted contracts ..................         423        -
 Income taxes payable ............................................       2,657       2,670
 Reserve for contract losses .....................................         940         736
 Advance payments on contracts ...................................       1,405         856
                                                                     ---------   ---------
                                   Total Current Liabilities .....      20,826      18,974
Long-term Debt ...................................................       5,940       6,403
Deferred Income Taxes ............................................       4,919       4,945
                                                                     ---------   ---------
                                                                        31,685      30,322
                                                                     ---------   ---------
Commitments and Contingencies
Shareholders' Equity:
 Common stock, $.10 par value; authorized
   20,000,000 shares; issued and outstanding
   14,110,449 at February 1, 2004 and 13,969,151 at August 3, 2003       1,411       1,397
 Additional paid-in capital ......................................     106,223     104,551
 Retained earnings ...............................................      68,965      61,478
 Accumulated other comprehensive income (loss) ...................       1,388        (184)
                                                                     ---------   ---------
                                   Total Shareholders' Equity ....     177,987     167,242
                                                                     ---------   ---------
                                                                     $ 209,672   $ 197,564
                                                                     =========   =========

For information at Herley contact:
Peg Guzzetti                                                 Tel: (717) 735-8117
Investor Relations                                                www.herley.com

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Safe Harbor Statement - Except for the historical  information contained herein, this release may contain forward-looking statements. Such statements are inherently subject to risks and uncertainties. The Company's results could differ materially based on various factors, including, but not limited to cancellation or deferral of customer orders, difficulties in the timely
development  of  new  products,   difficulties   in   manufacturing,   increased
competitive      pressures,      and      general      economic      conditions.
--------------------------------------------------------------------------------

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